UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 17, 2011

A.C. Moore Arts & Crafts, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-23157	22-3527763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ 08009		08009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (856) 768-4930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on October 3, 2011, A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended on October 17, 2011, the “Merger Agreement”) with Nicole Crafts LLC, a Delaware limited liability company (“Parent”), and Sbar’s Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Merger Sub”). In accordance with the terms of the Merger Agreement, on November 18, 2011, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on November 8, 2011, Merger Sub, as initial borrower, and Parent, as a guarantor, entered into the Credit Agreement, dated as of November 8, 2011, with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent, and the lenders party thereto from time to time (the “New Credit Agreement”). The New Credit Agreement provides for a senior credit facility in an amount of up to $77.5 million (the “Facility”). Concurrently with the consummation of the Merger, approximately $42 million was used to partially fund the consideration paid to the Company’s shareholders in connection with the Merger and to repay the Company’s obligations under its prior credit agreement (except for approximately $3.1 million in existing letters of credit), which was repaid as of the consummation of the Merger. Also concurrently with the consummation of the Merger, the Company assumed all of the obligations of Merger Sub under the New Credit Agreement and became a party to the New Credit Agreement, and certain of the Company’s subsidiaries became borrowers or guarantors under the New Credit Agreement, pursuant to a Joinder to Credit Agreement and Other Loan Documents, dated as of November 18, 2011.

The Facility is a five year facility with interest rates at LIBOR or, at the Company’s option, a Base Rate, plus a margin, ranging from 2.00% to 2.50% for LIBOR-based loans and from 1.00% to 1.50% for Base Rate-based loans, depending upon the amount of the Facility that is then outstanding. The Company paid a closing fee of $232,500 to Wells Fargo. In addition the Company will pay an unused line fee of 0.375% or 0.50% depending on the amount of the Facility that is then outstanding, on the unused portion of the Facility until the termination thereof.

All obligations of the Company under the Facility are unconditionally guaranteed by Parent and certain of the Company’s subsidiaries. The Facility is also secured by the capital stock of each subsidiary of the Parent, all present and future intercompany debt, and all of the present and future personal property assets of the Company and certain of its subsidiaries, including inventory and accounts receivable.

The Facility contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, certain conditions and events of default that are customarily required for similar financings.

In connection with the New Credit Agreement, the Company, Parent and certain of the Company’s subsidiaries entered into a Security Agreement, dated as of November 18, 2011, in favor of Wells Fargo as collateral agent, and Parent and certain of the Company’s subsidiaries entered into a Guaranty, dated as of November 18, 2011, in favor of Wells Fargo as collateral agent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on October 18, 2011, to acquire all of the outstanding shares of (the “Shares”) of the Company’s common stock, no par value (the “Company Common Stock”), at a purchase price of $1.60 per share to the holders thereof in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 18, 2011, and the related Letter of Transmittal, each as amended or supplemented from time to time.

The Offer expired at midnight, New York City time, on November 16, 2011. On November 17, 2011, Parent announced the completion of the Offer. According to Computershare Trust Company, N.A., the depositary for the Offer, 21,504,096 Shares were validly tendered and not properly withdrawn, which represented approximately 84.5% of the outstanding Shares. Merger Sub has accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares has been made, in accordance with the terms of the Offer.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) on November 18, 2011, that each Share (other than shares of Company Common Stock owned by Parent or Merger Sub or by shareholders who are entitled to and who have properly demanded appraisal of such shares under Pennsylvania law) was cancelled and automatically converted into the right to receive cash in an amount equal to the Offer Price, and requested that NASDAQ file with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Company Common Stock on NASDAQ was suspended as of the opening of trading on November 21, 2011.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by Parent or Merger Sub or by shareholders who are entitled to and who have properly demanded appraisal of such shares under Pennsylvania law, was converted into the right to receive cash in an amount equal to the Offer Price.

Item 5.01	Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on November 17, 2011, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly owned subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total consideration for all of the outstanding Shares, restricted stock and stock appreciation rights in connection with the change of control transaction was approximately $40.4 million. The source of such funds was composed of proceeds from the New Credit Facility and amounts placed in an escrow account by Merger Sub upon execution of the Merger Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all of the directors of the Company prior to the Merger resigned from the Company’s board of directors as of the effective time of the Merger. Pursuant to the terms of the Merger Agreement, on November 18, 2011, the directors of Merger Sub immediately prior to the effective time of the Merger, which consisted of Adolfo Piperno and Joseph Scappa, became the directors of the Company following the Merger.

The officers of the Company immediately prior to the Merger are continuing as the officers of the Company following the Merger, except that Mr. Piperno was appointed as Chairman of the Board, and Mr. Scappa was appointed as Executive Vice President, Assistant Secretary and Assistant Treasurer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with the consummation of the Merger, the Company’s Articles of Incorporation and Bylaws were amended and restated so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, which are incorporated by reference herein.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Form of Amended and Restated Articles of Incorporation of A.C. Moore Arts & Crafts, Inc. (incorporated herein by reference to Exhibit A to Exhibit 2.1 to the Company’s Form 8-K filed on October 4, 2011).

3.2	Form of Amended and Restated Bylaws of A.C. Moore Arts & Crafts, Inc. (incorporated herein by reference to Exhibit B to Exhibit 2.1 to the Company’s Form 8-K filed on October 4, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.

Date: November 23, 2011	By:	/s/ Amy Rhoades
		Name:	Amy Rhoades
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Amended and Restated Articles of Incorporation of A.C. Moore Arts & Crafts, Inc. (incorporated herein by reference to Exhibit A to Exhibit 2.1 to the Company’s Form 8-K filed on October 4, 2011).

3.2	Form of Amended and Restated Bylaws of A.C. Moore Arts & Crafts, Inc. (incorporated herein by reference to Exhibit B to Exhibit 2.1 to the Company’s Form 8-K filed on October 4, 2011).